UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2018

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street

Suite 300

Philadelphia, PA 19106

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

1818 Market Street

Suite 2000

Philadelphia, PA 19103

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of a New Director

On March 5, 2018, the Board of Directors (the “Board”) of Five Below, Inc. (the “Company”) increased its size from nine to ten members. Dinesh Lathi was elected as a Class III director, upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), effective immediately, to fill the new directorship created by the increase to the size of the Board. Mr. Dinesh will serve the remainder of the Class III term which expires at the 2018 annual meeting of shareholders and is expected to be nominated for reelection to the Board at the 2018 annual meeting of shareholders. The Board also appointed Mr. Dinesh as a member of the Audit Committee.

The Board determined that Mr. Lathi qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). Mr. Lathi also satisfies the additional requirements for Audit Committee members under the rules and regulations of the SEC and the Nasdaq Rules.

Mr. Lathi will be entitled to compensation under the Company’s Compensation Policy for Non-Employee Directors. Mr. Lathi has no arrangement or understanding with any other persons pursuant to which he was selected as a director. There are no transactions in which Mr. Lathi has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On March 6, 2018, the Company issued a press release announcing the appointment of Dinesh Lathi to the Board. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated March 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2018	By:	/s/ Kenneth R. Bull
Name: Kenneth R. Bull
Title: Chief Financial Officer and Treasurer